Exhibit 4(a)(7)

FORM OF
SUPPLEMENTAL INDENTURE

FROM

NORTHERN STATES POWER COMPANY
(A WISCONSIN CORPORATION)

TO

U.S. BANK NATIONAL ASSOCIATION
(formerly known as FIRSTAR BANK NATIONAL ASSOCIATION)

TRUSTEE

DATED AS OF
[                     ]

SUPPLEMENTAL TO TRUST INDENTURE
DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED
TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page

PARTIES		1

RECITALS		1

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	7

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	7

ARTICLE II	FORM AND EXECUTION OF SERIES DUE [ ]	8

Section 2.01	Series Due [ ], [ ]	8

Section 2.02	Redemption of Bonds	9

Section 2.03	Surrender	9

Section 2.04	Taxes and Governmental Charges	9

Section 2.05	Book-Entry System	9

ARTICLE III	[SINKING FUND	12

Section 3.01	Company Payment to Sinking Fund	12

Section 3.02	Application of Funds	13

Section 3.03	Cancellation of Delivered Bonds	14]

ARTICLE IV	APPOINTMENT OF AUTHENTICATING AGENT	14

Section 4.01	Appointment of Agent or Agents for Bonds of Series [ ] due [ ]	14

Section 4.02	Concerning the Agent	14

Section 4.03	Form of Alternate Certificate of Authentication	15

Section 4.04	Limit on Location and Number of Agent	15

ARTICLE V	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	15

Section 5.01	Names and Addresses of Debtor and Securing Party	15

Section 5.02	Property Subject to Lien	16

Section 5.03	Maturity Dates and Principal Amounts of Obligations Secured	16

i

ii

Supplemental Trust Indenture, made effective as of the [        ] day of [                    ], [          ], by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota (as successor Trustee to Firstar Bank Milwaukee), as trustee (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series
March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018

WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture; and

WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due [                      ]” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $[        ], and the bonds of said series to be substantially in the following form:

(Form of Bonds of Series due [        ])
NORTHERN STATES POWER COMPANY
(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond
Series due [                     ]
CUSIP [                    ]

No.	$

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]*

[EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY, ANOTHER NOMINEE OF THE DEPOSITORY, A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.]*

NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to [                          ] or its registered assigns, at the office of the Trustee in [            ], [                      ], the sum of [                  ] Dollars in lawful money of the United States of America, on the [        ] day of [                ], [        ], and to pay interest hereon from the date hereof at the rate of [        ] percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest at the office of U.S. Bank National Association of  St. Paul, Minnesota, in [                ], [                    ] on the [      ] day of [        ] and on the [        ] day of [                ] in each year; provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any [        ] or [          ] will be paid to the person in whose name this bond was registered at the close of business on the record date (the [             ] prior to such [          ] or the [                ] prior to such [                          ] whether or not a business day).  If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on

* This legend to be included if the bonds are issued as a global bond in book-entry form.

which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid.  The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by          supplemental trust indentures (collectively, the “Supplemental Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “New Supplemental Indenture”), all of which instruments are herein collectively called the “Indenture” executed by the Company to U.S. Bank National Association, as successor trustee (the “Trustee”).  The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Indentures and became effective and operative on October 1, 1993.  Certain capitalized terms defined in the Indenture are used with the same meanings herein.  Reference is made to the Indenture for a complete description of its terms.  Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured.  The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

[At the option of the Company, and upon not less than 30 days’ notice prior to the date fixed for redemption, in the manner and with the effect provided in the Indenture, any or all of the bonds of this series may be redeemed, [other than for the Sinking Fund provided for bonds of this series,] by the Company on any date by the payment of

[REDEMPTION TERMS ARE TO BE INSERTED FOR EACH BOND
IN CONFORMITY WITH THE PROVISIONS OF SECTION 2.02]]

[Bonds of this series are not redeemable prior to maturity, for any reason, and are not subject to a sinking fund.]

This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 10 days immediately preceding any selection of bonds of this series to be redeemed.  The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank National Association, as successor Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:	NORTHERN STATES POWER COMPANY

Attest:	By:
[Vice] President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Authorized Officer

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property acquired by it subsequent to the date of the preparation of the Supplemental Trust Indenture dated as of September 1, 2003; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or an Executive Committee of the Board of Directors of the Company;

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I
SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY
TO THE LIEN OF THE INDENTURE

SECTION 1.01.  The Company, in order to better secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in a schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company pursuant to the provisions of the Indenture;

All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

ARTICLE II
FORM AND EXECUTION OF SERIES DUE [        ]

SECTION 2.01.  There is hereby created, for issuance under the Indenture, a series of bonds designated Series due [          ], each of which shall bear the descriptive title “First Mortgage Bond, Series due [           ]” and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01.  The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall mature on [                      ], and shall be issued as registered bonds without coupons in denominations of a multiple of $[          ].  The bonds of said series shall bear interest at the rate of [          ]% per annum payable semi-annually on [                      ] and [                         ] of each year, and the principal shall be payable at the office of the Trustee at [                                        ], in lawful money of the United States of America, and the interest shall be payable in like money to the person entitled to such interest at said office of the Trustee at                                             , provided that at the option of the Company payment of interest may be made by wire transfer to the person entitled thereto if such person has provided proper wire transfer instructions or by check mailed to the address of such person as such address shall appear in the Bond Register maintained by the Trustee.  Interest on bonds of the Series due [        ] shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If any interest payment date or date on which the principal of bonds of the Series due [        ] is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of bonds of the Series due [        ] is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of bonds of the Series due [        ] is required to be paid.  The bonds of the Series due [        ]  shall be dated as of the date of authentication thereof by the Trustee.

As long as there is no existing default in the payment of interest on the bonds of the Series due [        ], the person in whose name any bond of the Series due [        ], is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such bond of the Series due [        ], subsequent to the Regular Record Date and on or prior to such interest payment date.  Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

The term “Regular Record Date” as used herein with respect to any interest payment date ([            ] or [            ]) shall mean the [            ] prior to such [            ] or [            ] prior to such [            ] (whether or not a business day).  The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

SECTION 2.02.  [The bonds of the Series due [        ], shall be redeemable, [other than for the Sinking Fund for bonds of that series provided for in Article III hereof], at the option of the Company as a whole or in part on any date upon not less than 30 days’ previous notice to be given in the manner and with the effect provided in Section 10.02 of the Indenture at [insert redemption terms].

The redemption prices of the bonds of the Series due [        ] need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.]

[The bonds of the Series due [        ] shall not be redeemable prior to maturity and are not subject to any sinking fund.]

SECTION 2.03.  The registered owner of any bond or bonds of the Series due [        ] at his option may surrender the same at the office of the Trustee in [                      ], [                            ], or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

SECTION 2.04.  No charge shall be made by the Company for any exchange or transfer of bonds of the Series due [        ] other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.05. [ (a) Except as provided in subsections (c) and (g) of this Section 2.05, the registered holder of all of the bonds of the Series due [        ] shall be The Depository Trust Company (“DTC”) and such bonds of the Series due [        ] shall be registered in the name of Cede & Co., as nominee for DTC.  Payment of principal of[, premium, if any,] and interest on any bonds of the Series due [        ] registered in the name of Cede & Co. shall be made by transfer of New York Federal or equivalent immediately available funds with respect to the bonds of the Series due [        ] to the account of Cede & Co. on each such payment date for the bonds of the Series due [        ] at the address indicated for Cede & Co. in the Bond Register kept by the Trustee.

(b)           The bonds of the Series due [        ] shall be initially issued in the form of one or more separate single authenticated fully registered certificates in the aggregate principal amount of the bonds of the Series due [        ].  Upon initial issuance, the ownership of such bonds of the Series due [        ] shall be registered in the Bond Register kept by the Trustee in the name of Cede & Co., as nominee of DTC.  The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered holder of the bonds of the Series due [        ] registered in its name for the purposes of payment of the principal of[, premium, if any,] and interest on the bonds of the Series due [        ] and of giving any notice permitted or required to be given to registered holders under the Indenture, except as provided in Subsection 2.05(g) below; and neither the Trustee nor the Company shall be affected by any notice to the contrary.  Neither the Trustee nor the Company shall have any responsibility or obligation to any of DTC’s participants

(each a “Participant”), any person claiming a beneficial ownership in the bonds of the Series due [        ] under or through DTC or any Participant (each a “Beneficial Owner”), or any other person that is not shown on the Bond Register maintained by the Trustee as being a registered holder, with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment of DTC or any Participant of any amount in respect of the principal of[, premium, if any,] or interest on the bonds of the Series due [        ]; (3) the delivery by DTC or any Participant of any notice to any Beneficial Owner which is permitted or required to be given to registered holders under the Indenture of the bonds of the Series due [        ]; (4) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the bonds of the Series due [        ]; or (5) any consent given or other action taken by DTC as bondholder.  The Trustee shall pay all principal of[, premium, if any,] and interest on the bonds of the Series due [        ] registered in the name of Cede & Co. only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in Wisconsin and New York) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Company’s obligations with respect to the principal of[, premium, if any,] and interest on such bonds of the Series due [        ] to the extent of the sum or sums so paid. Except as otherwise provided in Subsections 2.05(c) and (g) below, no person other than DTC shall receive authenticated bond certificates evidencing the obligation of the Company to make payments of principal of [, premium, if any,] and interest on the bonds of the Series due [        ].  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of the Indenture with respect to transfers of bonds, the word “Cede & Co.” in this Supplemental Trust Indenture shall refer to such new nominee of DTC.

(c)           If the Company in its discretion determines that it is in the best interest of the Beneficial Owners that they be able to obtain bond certificates for the bonds of the Series due [        ] or there shall have occurred and be continuing a Completed Default with respect to the bonds of the Series due [        ], the Company may notify DTC and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of bond certificates.  In such event, the Trustee shall issue, transfer and exchange bond certificates as requested by DTC in appropriate amounts pursuant to Article II of the Indenture and Section 2.03 of this Supplemental Trust Indenture.  The Company shall pay all costs in connection with the production of bond certificates if the Company makes such a determination under this Subsection 2.05(c).  DTC may determine to discontinue providing its services with respect to the bonds of the Series due [        ] at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances (if there is no successor book-entry depository), the Company and the Trustee shall be obligated (at the sole cost and expense of the Company) to deliver bond certificates as described in this Supplemental Trust Indenture.  If bond certificates are issued, the provisions of the Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of[, premium, if any,] and interest on such certificates.  Whenever DTC requests the Company and the Trustee to do so, the Company will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (1) to make available one or more separate certificates evidencing the bonds of the Series due [        ] to any Participant or (2) to arrange for another book-entry depository to maintain custody of certificates evidencing the bonds of the Series due [        ] registered in the name of such depository or its nominee.  Any successor book-entry depository must be a clearing agency registered with the Securities and Exchange Commission pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and must enter into an agreement with the Company and the Trustee agreeing to act as the depository and clearing agency for the bonds of the Series due [        ] (except as provided in Subsection 2.05(g) below).  After such agreement has become effective, DTC shall present the bonds of the Series due [        ] for registration of transfer in accordance with Section 2.11 of the Indenture, and the Trustee shall register them in the name of the successor book-entry depository or its nominee and all references thereafter to DTC shall be to such successor book-entry depository.  If a successor book-entry depository has not accepted such position before the effective date of DTC’s termination of its services, the book-entry system shall automatically terminate and may not be reinstated without the consent of all registered holders of the bonds of the Series due [        ].

(d)           Notwithstanding any other provision of this Supplemental Trust Indenture to the contrary, so long as any bonds of the Series due [        ] are registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal of[, premium, if any,] and interest on such bonds of the Series due [        ] and all notices with respect to such bonds of the Series due [        ] shall be made and given, respectively, to DTC as provided in the blanket representation letter among DTC, the Company and the Trustee.  The Trustee is hereby authorized and directed to comply with all terms of the representation letter.

(e)           In connection with any notice or other communication to be provided pursuant to the Indenture for the bonds of the Series due [        ] by the Company or the Trustee with respect to any consent or other action to be taken by the registered holders of the bonds of the Series due [        ], the Company or the Trustee, as the case may be, shall seek to establish a record date to the extent permitted by the Indenture for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.  Such notice to DTC shall be given only when DTC is the sole registered holder.

(f)            NEITHER THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL OF[, PREMIUM, IF ANY,] OR INTEREST ON THE BONDS OF THE SERIES DUE [          ]; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO REGISTERED HOLDERS; (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE BONDS OF THE SERIES DUE [          ]; OR (5) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS A REGISTERED HOLDER.

SO LONG AS CEDE & CO. IS THE REGISTERED HOLDER OF THE BONDS OF THE SERIES DUE [          ] AS NOMINEE OF DTC, REFERENCES HEREIN TO REGISTERED HOLDERS OF THE BONDS OF THE SERIES DUE [          ] SHALL MEAN CEDE & CO.  AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE BONDS OF THE SERIES DUE [          ] NOR THE PARTICIPANTS.

(g)           The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due [        ] if the Company determines that: (i) DTC (x) is unable to discharge its responsibilities with respect to the bonds of the Series due [        ] or (y) at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or (ii) there shall have occurred and be continuing a Completed Default with respect to the bonds of the Series due [        ].  The Company, in its sole discretion, may terminate the services of DTC with respect to the bonds of the Series due [        ] if the Company determines that a continuation of the requirement that all of the outstanding bonds of Series due [        ] be registered with the registration books kept by the Trustee in the name of Cede & Co., as nominee of DTC, is not in the best interest of the Beneficial Owners of the bonds of the Series due [        ].  After such event and if no substitute book-entry depository is appointed by the Company, bond certificates will be delivered as described in the Indenture.

(h)           Upon the termination of the services of DTC with respect to the bonds of the Series due [        ] pursuant to subsections (c) or (g) of this Section 2.05 after which no substitute book-entry depository is appointed, the bonds of the Series due [        ] shall be registered in whatever name or names registered holders transferring or exchanging the bonds of the Series due [        ] shall designate in accordance with the provisions of the Indenture.

ARTICLE III
[SINKING FUND

SECTION 3.01.  (a) The Company covenants that it will on the first day of [                  ] of each year commencing [              ], and continuing so long as any of the bonds of the Series due [              ] are outstanding, pay or cause to be paid to the Trustee, for and as a fund for the use and benefit of the holders of bonds of the Series due [              ], a sum in lawful money of the United States of America equal to the amount required to redeem on the first day of [              ] next following the date of such payment in accordance with Section 3.02, 1% of the highest aggregate principal amount of bonds of that series at any time outstanding. Such fund shall be the Sinking Fund for bonds of the Series due [              ].  [The Company covenants that it will meet its obligations under the immediately preceding sentence for the year [              ] solely and entirely through the application of an Amount of Established Permanent Additions in the manner hereinafter set forth in Subsection 3.01(c) below.]

(b)           The delivery by the Company to the Trustee of bonds of the Series due [              ] shall, for the purposes of satisfying the Sinking Fund for bonds of that series, be deemed equivalent under this Section 3.01 to the payment of cash equal to the amount required to effect the redemption of the bonds so delivered on the first day of [              ] next following such delivery.  If any bonds of the Series due [              ] have been redeemed or retired and no bonds have theretofore been issued, cash withdrawn or credit taken under any of the provisions of the Indenture on account of the redemption or retirement of such bonds, the Company may deduct from any payment for the Sinking Fund for bonds of the Series due [              ], an amount equivalent to the amount required to effect the redemption of a like amount of bonds of that series for the Sinking Fund for bonds of the Series due [              ], on the first day of [              ] next following, provided that the Company thereafter shall not issue any bonds, withdraw any cash or take any credit under any of the provisions of the Indenture on account of the redemption or retirement of such bonds and such bonds shall be cancelled.  For the purpose of this

Subsection 3.01(b), credit shall be deemed to have been taken for any bonds redeemed or retired if used as a reduction of the amount of cash required to be deposited with the Trustee under any provision of the Indenture or out of funds pledged with the Trustee under any provision of the Indenture, other than funds deposited with the Trustee for the payment of bonds upon maturity or upon redemption at the option of the Company.

(c)           The delivery by the Company to the Trustee of a written application of the Company signed by its President or a Vice President, to apply an Amount of Established Permanent Additions established as provided in Sections 5.04, 5.05 and 5.06 of the Indenture (which has not been applied previously to any other purpose specified in the Indenture) to the Sinking Fund provided for in this Article III, for purposes of said Sinking Fund shall be deemed equivalent under this Section 3.01 to the payment of cash equal to the amount required to effect the redemption on the first day of [              ] next following, of a principal amount of bonds of this Series due [        ] equal to 66 2/3% of the Amount of Established Permanent Additions so applied.

SECTION 3.02.  (a)   As soon as may be, after each payment to the Sinking Fund provided for bonds of the Series due [              ] is so made, the Trustee shall apply the moneys in such Sinking Fund to the purchase of bonds of the Series due [              ], in the open market, at the lowest price or prices obtainable, but not to exceed the price at which the bonds of such series are then redeemable for the Sinking Fund as herein provided.  If within 20 days after each payment to the Sinking Fund, the Trustee shall be unable to purchase bonds of the Series due [              ], as aforesaid, sufficient to reduce the amount of money held in the Sinking Fund to less than $10,000, the Trustee shall apply the Sinking Fund for bonds of the Series due [              ], or the balance thereof to the redemption, on the first day of [              ] next following the receipt of such cash by the Trustee, of bonds of such series at the sinking fund redemption prices provided for in Section 2.02 of this Supplemental Trust Indenture.

(b)           The particular bonds to be redeemed for the Sinking Fund shall be selected by the Trustee by lot, in such manner as it shall deem proper in its discretion, from the distinctive numbers borne by or assigned to registered bonds of the Series due [              ], as herein provided.  For each registered bond of a denomination in excess of $[              ], the Trustee shall assign a distinctive number of each $[        ] of the principal amount thereof.  Registered bonds shall be deemed to have been drawn by lot if and to the extent that the numbers borne by or assigned thereto as above provided are selected as aforesaid.  The Trustee shall notify the Company in writing of the distinctive numbers of the bonds of the Series due [              ] to be redeemed for the Sinking Fund.  The Trustee is authorized and empowered hereby to give or cause to be given on behalf of the Company the notice required by Section 2.02 hereof in order to redeem bonds for Sinking Fund purposes.

(c)           On and after the commencement of notice of redemption of bonds pursuant to this Section 3.02, the Trustee shall (subject to the provisions of Section 21.03 of the Indenture) hold the moneys necessary to redeem the bonds so to be redeemed as a separate trust fund for the account of the respective holders thereof and such moneys shall be paid to them respectively upon presentation and surrender of such bonds; and after the redemption date, such bonds shall cease to be entitled to the lien, benefits or security of the Indenture, and as respects the Company’s liability thereon such bonds and all claims for interest thereon shall be deemed to have been paid; this Section 3.02 being in all respects subject to the provisions of Section 21.03 of the Indenture, except that, on and after commencement of notice of redemption of bonds pursuant to this Section 3.02, such bonds shall be deemed to have been redeemed from the holder or holders thereof and paid for the purpose of release and satisfaction of the Indenture.

(d)           If there shall be drawn for redemption a portion of the principal amount less than the entire amount of any registered bond, the Company shall execute and the Trustee shall authenticate and deliver without charge to the holder thereof registered bonds of the Series due [              ] for the unredeemed balance of such registered bond.

SECTION 3.03.  All bonds delivered to the Trustee in lieu of cash, or purchased by the Trustee, or redeemed by operation of the Sinking Fund in accordance with the provisions of this Article III, shall be cancelled by the Trustee.  Bonds so cancelled shall not be reissued and no additional bonds shall be authenticated and delivered in substitution therefor or on account of the retirement thereof and no credit shall be taken or cash withdrawn under the provisions of the Indenture on the basis thereof.]

ARTICLE IV
APPOINTMENT OF AUTHENTICATING AGENT

SECTION 4.01.  The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered bonds of the Series due [          ] in the name and on behalf of the Trustee.  Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 4.02.  (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 4.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c)           Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 4.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 4.02.

(d)           The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 4.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 4.03.  If an appointment is made pursuant to this Article IV, the registered bonds of the Series due [          ] shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authenticating Agent

By:
Authorized Officer

SECTION 4.04.  No provision of this Article IV shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE V
FINANCING STATEMENT TO COMPLY WITH
THE UNIFORM COMMERCIAL CODE

SECTION 5.01.  The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company 1414 West Hamilton Avenue Eau Claire, Wisconsin 54701

Secured Party:	U.S. BANK NATIONAL ASSOCIATION Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107

NOTE:  Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.

SECTION 5.02.  Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 5.02 at length.

SECTION 5.03.  The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due December 1, 2026		$65,000,000
Series A and Series B due October 1, 2018		$150,000,000
Series due	$

SECTION 5.04.  This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.

SECTION 5.05.  The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949

Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964

Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973

Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982

Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988

Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991

Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993

Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003

SECTION 5.06.  The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

ARTICLE VI
MISCELLANEOUS

SECTION 6.01.  The recitals of fact herein, except the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee.  The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 6.02.  This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 6.03.  (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b)           In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 6.04.  Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 6.05.  Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 6.06.  (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)           The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

The amount of obligations to be issued forthwith under the Indenture is $[        ].

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused its corporate name and seal to be hereunto affixed, and this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done this        day of                       ,                       .

NORTHERN STATES POWER COMPANY

By:
Its: [Vice] President
Attest:

Its:
Executed by NORTHERN STATES POWER COMPANY in the presence of:	(CORPORATE SEAL)

Witness

Witness

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:
Its:
Attest:

Its:
Executed by U.S. BANK NATIONAL ASSOCIATION, in the presence of:	(CORPORATE SEAL)

Witness

Witness

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

On this the                        day of                         ,        before me,                                       , a Notary Public, the undersigned officer, personally appeared                                        and                                       , who acknowledged themselves to be the                                       and the                                       , respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such                                       and                                       , respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as                                        and                                       , respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public In and For County of Hennepin
State of Minnesota
My commission expires:
(NOTARY SEAL)

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the            day of               ,         , before me,                                     , notary public, the undersigned officer, personally appeared                                        and                                       , who acknowledged themselves to be the                                        and                                       , respectively, of U.S. Bank National Association, a national banking association, and that they, as such                                        and                                       ,  respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as                                       and                                       , respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public In and For County of Ramsey
State of Minnesota
My commission expires:
(NOTARY SEAL)

SCHEDULE A

The property referred to in Article I of the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank National Association, Trustee, effective as of [          ], [          ], includes the following property hereafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

MORTGAGOR’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Mortgagor described in the foregoing instrument, hereby acknowledges that it has this day received from U.S. Bank National Association the Mortgage described therein, a full, true, complete, and correct copy of said instrument with signatures, witnesses and acknowledgments thereon shown. Dated this            day of                 ,             .

NORTHERN STATES POWER COMPANY

By:
Its: [Vice] President
Attest:

Its: [Assistant] Secretary
Executed by Northern States Power Company in the presence of:	(CORPORATE SEAL)

Witness

Witness

This instrument was drafted by Northern States Power Company, 1414 W. Hamilton Avenue, Eau Claire, Wisconsin 54701.